Exhibit 10.1

EXECUTION COPY

MEMBERSHIP INTEREST
PURCHASE AGREEMENT

AMONG

BETTER FOR YOU WELLNESS, INC.

as “Buyer”,

and

THE IDEATION LAB, LLC

and

THE IDEATION LAB, LLC as “Sellers”

DATED

Monday, September 18, 2023

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THIS MEMBERSHIP INTEREST PURCHASE AGREEMENT (this “Agreement”) is made as of September 18, 2023 by and between BETTER FOR YOU WELLNESS, INC., a Nevada corporation (“Buyer”), THE IDEATION LAB, LLC, an Ohio limited liability company (“TIL”) and TIL shareholders (the “Sellers”) (collectively TIL and together with Sellers, the “Sellers Parties” and all of them together with Buyer, the “Parties” and each, individually, a “Party”).

RECITALS

Sellers desire to sell, and Buyer desires to purchase, all of Sellers’ right, title, and interest in and to the health and beauty brand incubator commonly known as “The Ideation Lab” (the “Business”), including all of the outstanding membership interests (the “Interests”) of TIL, for the consideration and on the terms outlined in this Agreement.

AGREEMENT

The Parties, intending to be legally bound, agree as follows:

1.	DEFINITIONS.

For purposes of this Agreement, the following terms have the meanings specified or referred to in this Section 1:

“Accounting Principles” means the accounting methods, practices, principles, policies, and procedures historically used by Seller, with such classifications, judgments and valuation and estimation methodologies as have been historically used by Seller.

“Accounts Receivable” as defined in Section 3.9.

“Applicable Contract” any Contract (a) under which TIL has or may acquire any rights, (b) under which TIL has or may become subject to any obligation or liability, or (c) by which TIL or any of the assets owned or used by them is or may become bound.

“Benefit Plan” any “employee benefit plan,” as that term is defined in ERISA regardless of whether such plan is subject to ERISA, that is maintained or contributed to by TIL or Sellers for the benefit of or TIL’s employees or with respect to which TIL has or may have any liability.

“BFYW Common Stock” as defined in Section 2.3.

“BFYW Preferred Stock” as defined in Section 2.3.

“Breach” a “Breach” of a representation, warranty, covenant, obligation, or other provision of this Agreement or any instrument delivered pursuant to this Agreement will be deemed to have occurred if there is or has been (a) any material inaccuracy in or material breach of, or any failure to perform or comply with, such representation, warranty, covenant, obligation, or other provision, or (b) any claim (by any Person) or other occurrence or circumstance that is or was inconsistent with such representation, warranty, covenant, obligation, or other provision, and the term “Breach” means any such material inaccuracy, breach, failure, claim, occurrence, or circumstance.

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“Business” as defined in the Recitals of this Agreement.

“Buyer” as defined in the first paragraph of this Agreement.

“Buyer’s Advisors” as defined in Section 5.1.

“Closing” as defined in Section 2.4.

“Competing Business” as defined in Section 3.25.

“Confidential Information” means all non-public, confidential or proprietary information of TIL including the Intellectual Property Assets.

“Consent” any approval, consent, ratification, waiver, or other authorization (including any Governmental Authorization).

“Consideration Shares” as defined in Section 2.2.

“Contemplated Transactions” means the purchase of the Interests by Buyer and the other transactions contemplated by this Agreement.

“Contract” any agreement, contract, obligation, promise, or undertaking (whether written or oral and whether express or implied) that is legally binding.

“Copyrights” as defined in Section 3.22.

“Damages” as defined in Section 10.2.

“Determined Value” means the most recent closing price of common shares of Buyer as quoted on the OTC markets the business day prior to the Closing.

“Encumbrance” any charge, claim, community property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

“Environment” soil, land surface or subsurface strata, surface waters (including navigable waters, ocean waters, streams, ponds, drainage basins, and wetlands), groundwaters, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life, and any other environmental medium or natural resource.

“Environmental, Health, and Safety Liabilities” any cost, damages, expense, liability, obligation, or other responsibility arising from or under Environmental Law or Occupational Safety and Health Law and consisting of or relating to:

(a)       any environmental, health, or safety matters or conditions (including on-site or off-site contamination, occupational safety and health, and regulation of chemical substances or products);

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(b)       fines, penalties, judgments, awards, settlements, legal or administrative proceedings, damages, losses, claims, demands and response, investigative, remedial, or inspection costs and expenses arising under Environmental Law or Occupational Safety and Health Law;

(c)       financial responsibility under Environmental Law or Occupational Safety and Health Law for cleanup costs or corrective action, including any investigation, cleanup, removal, containment, or other remediation or response actions (“Cleanup”) required by applicable Environmental Law or Occupational Safety and Health Law (whether or not such Cleanup has been required or requested by any Governmental Body or any other Person) and for any natural resource damages; or

(d)       any other compliance, corrective, investigative, or remedial measures required under Environmental Law or Occupational Safety and Health Law.

The terms “removal,” “remedial,” and “response action” include the types of activities covered by the United States Comprehensive Environmental Response, Compensation, and Liability Act, 42

U.S.C. § 9601 et seq., as amended (“CERCLA”).

“Environmental Law” any Legal Requirement that requires or relates to:

(a)       advising appropriate authorities, employees, and the public of intended or actual releases of pollutants or hazardous substances or materials, violations of discharge limits, or other prohibitions and of the commencements of activities, such as resource extraction or construction, that could have significant impact on the Environment;

(b)       preventing or reducing to acceptable levels the release of pollutants or hazardous substances or materials into the Environment;

(c)       reducing the quantities, preventing the release, or minimizing the hazardous characteristics of wastes that are generated;

(d)       assuring that products are designed, formulated, packaged, and used so that they do not present unreasonable risks to human health or the Environment when used or disposed of;

(e)       protecting resources, species, or ecological amenities;

(f)       reducing to acceptable levels the risks inherent in the transportation of hazardous substances, pollutants, oil, or other potentially harmful substances;

(g)       cleaning up pollutants that have been released, preventing the threat of release, or paying the costs of such clean up or prevention; or

(h)       making responsible parties pay private parties, or groups of them, for damages done to their health or the Environment, or permitting self-appointed representatives of the public interest to recover for injuries done to public assets.

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“Present Value” is calculated by combining a company's cash and contracts in hand, debt and equity. For illustration purposes: Present Value = cash + contracts + liabilities + equity.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Facilities” any real property, leaseholds, or other interests currently or formerly owned or operated by TIL and any buildings, plants, structures, or equipment (including motor vehicles, tank cars, and rolling stock) currently or formerly owned or operated by TIL.

“Governmental Authorization” any approval, consent, license, permit, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

“Governmental Body” any:

(a)       nation, state, county, city, town, village, district, or other jurisdiction of any nature;

(b)       federal, state, local, municipal, foreign, or other government;

(c)       governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal);

(d)       multinational organization or body; or

(e)       body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

“Hazardous Activity” the distribution, generation, handling, importing, management, manufacturing, processing, production, refinement, Release, storage, transfer, transportation, treatment, or use (including any withdrawal or other use of groundwater) of Hazardous Materials in, on, under, about, or from the Facilities or any part thereof into the Environment, and any other act, business, operation, or thing that increases the danger, or risk of danger, or poses an unreasonable risk of harm to persons or property on or off the Facilities, or that may affect the value of the Facilities or TIL.

“Hazardous Materials” any waste or other substance that is listed, defined, designated, or classified as, or otherwise determined to be, hazardous, radioactive, or toxic or a pollutant or a contaminant under or pursuant to any Environmental Law, including any admixture or solution thereof, and specifically including petroleum and all derivatives thereof or synthetic substitutes therefor and asbestos or asbestos-containing materials.

“Indemnified Persons” as defined in Section 10.2.

“Intellectual Property Assets” as defined in Section 3.22.

“Interests” as defined in the Recitals of this Agreement.

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“Knowledge” an individual will be deemed to have “Knowledge” of a particular fact or other matter if such individual is actually aware of such fact or other matter.

“Latest Balance Sheet” as defined in Section 3.5.

“Leased Real Property” as defined in Section 3.19. “Leases” as defined in Section 3.7.

“Legal Requirement” any federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty.

“Marks” as defined in Section 3.22.

“Material Contracts” as defined in Section 3.17.

“Occupational Safety and Health Law” any Legal Requirement designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards, and any program, whether governmental or private (including those promulgated or sponsored by industry associations and insurance companies), designed to provide safe and healthful working conditions.

“Order” any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Body or by any arbitrator.

“Ordinary Course of Business” an action taken by a Person will be deemed to have been taken in the “Ordinary Course of Business” only if:

(a)       such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person;

(b)       such action is not required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority) and is not required to be specifically authorized by the parent company (if any) of such Person; and

(c)       such action is similar in nature and magnitude to actions customarily taken, without any authorization by the board of directors (or by any Person or group of Persons exercising similar authority), in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person.

“Organizational Documents” (a) the articles or certificate of incorporation and the bylaws of a corporation; (b) any charter or similar document adopted or filed in connection with the creation, formation, or organization of a Person; and (c) any amendment to any of the foregoing.

“Person” any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Body.

“Proceeding” any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

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“Purchase Price” as defined in Section 2.2.

“Related Person” with respect to a particular individual:

(a)       each other member of such individual’s Family;

(b)       any Person that is directly or indirectly controlled by such individual or one or more members of such individual’s Family;

(c)       any Person in which such individual or members of such individual’s Family hold (individually or in the aggregate) a Material Interest; and

(d)       any Person with respect to which such individual or one or more members of such individual’s Family serves as a director, officer, partner, executor, or trustee (or in a similar capacity).

With respect to a specified Person other than an individual:

(a)       any Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with such specified Person;

(b)       any Person that holds a Material Interest in such specified Person;

(c)       each Person that serves as a director, officer, partner, executor, or trustee of such specified Person (or in a similar capacity);

(d)       any Person in which such specified Person holds a Material Interest;

(e)       any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity); and

(f)       any Related Person of any individual described in clause (b) or (c).

For purposes of this definition, (a) the “Family” of an individual includes (i) the individual, (ii) the individual’s spouse and former spouses, (iii) any other natural person who is related to the individual or the individual’s spouse within the second degree, and (iv) any other natural person who resides with such individual, and (b) “Material Interest” means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of voting securities or other voting interests representing at least 5% of the outstanding voting power of a Person or equity securities or other equity interests representing at least 5% of the outstanding equity securities or equity interests in a Person.

“Release” any spilling, leaking, emitting, discharging, depositing, escaping, leaching, dumping, or other releasing into the Environment, whether intentional or unintentional.

“Representative” with respect to a particular Person, any director, officer, employee, agent, consultant, advisor, or other representatives of such Person, including legal counsel, accountants, and financial advisors.

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“Securities Act” the Securities Act of 1933 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

“Sellers” as defined in the first paragraph of this Agreement. “

Seller Parties” as defined in the Recitals of this Agreement. “

Straddle Period” as defined in Section 6.1(b).

“Subsidiary” with respect to any Person (the “Owner”), any corporation or other Person of which securities or other interests having the power to elect a majority of that corporation’s or other Person’s board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred) are held by the Owner or one or more of its Subsidiaries; when used without reference to a particular Person, “Subsidiary” means a Subsidiary of TIL.

“Tax” any tax (including any income tax, capital gains tax, value-added tax, sales tax, property tax, gift tax, or estate tax), levy, assessment, tariff, duty (including any customs duty), deficiency, or other fees, and any related charge or amount (including any fine, penalty, interest, or addition to tax), imposed, assessed, or collected by or under the authority of any Governmental Body or payable pursuant to any tax-sharing agreement or any other Contract relating to the sharing or payment of any such tax, levy, assessment, tariff, duty, deficiency, or fee.

“Tax Return” any return (including any information return), report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any Legal Requirement relating to any Tax.

“Threat of Release” a substantial likelihood of a Release that may require action to prevent or mitigate damage to the Environment that may result from such Release.

“Threatened” a claim, Proceeding, dispute, action, or other matter will be deemed to have been “Threatened” if any demand or statement has been made (orally or in writing) or any notice has been given (orally or in writing), or if any other event has occurred or any other circumstances exist, that would lead a prudent Person to conclude that such a claim, Proceeding, dispute, action, or other matter is likely to be asserted, commenced, taken, or otherwise pursued in the future.

“Trade Secrets” as defined in Section 3.22.

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2.       SALE AND TRANSFER OF EQUITY; CLOSING.

2.1       Interests. Subject to the terms and conditions of this Agreement, at the Closing, Sellers will sell and transfer their Interests to Buyer, and Buyer will purchase the Interests from Sellers.

2.2       Purchase Price. The agreed-upon Purchase Price as determined by subtracting TIL’s $_________ in liabilities from its Present Value of $3,000,000 (for illustration purposes: Present Value minus liabilities equals the Purchase Price). At Closing, as the Buyer is to issue to the Sellers, stock-based consideration equal to the Purchase Price pursuant to Section 4(a)(2) of the Securities Act of 1933 and Regulation D thereunder (the “Consideration Shares”). To accomplish such issuance, each Seller may need to confirm that they are an accredited investor as defined in Rule 501(a) of Regulation D. The Consideration Shares will be comprised of BFYW Preferred Stock and BFYW Common Stock, as defined below in Section 2.3.

The Determined Share Value is to be the last traded price per share of each share of BFYW Common Stock on the last trading day prior to Closing.

2.3       Payment of Consideration. At the Closing, Buyer shall deliver to Sellers the Consideration Shares which shall equal the Purchase Price as set forth in the formula above in Section 2.2.

Each Seller is to be given the choice to receive their pro-rata portion of the Consideration Shares from Buyer upon Closing. Subject to receipt by Buyer of a properly completed consideration election form, attached hereto as Exhibit B which Buyer must receive before 5:00 PM EST on October 1, 2023, each Seller will be given the choice to receive their pro-rata portion of the Consideration Shares in the form of restricted Better For You Wellness, Inc. Series A Preferred Stock $0.0001 par value (“BFYW Preferred Stock”) or restricted Better For You Wellness, Inc. Common Stock par value $0.0001 (“BFYW Common Stock”). Each share of BFYW Preferred Stock has voting rights equal to one thousand (1,000) votes of each share of BFYW Common Stock. The calculation of the number of pro-rata Consideration Shares to be received by each Seller shall be determined as follows:

(a)	If a Seller elects to receive their pro-rata portion of the Consideration Shares in the form of BFYW Preferred Stock:

((Purchase Price / Determined Share Value) / 1,000) * (Seller’s ownership percentage of TIL)

For illustration purposes: If a Seller owning 5% of TIL elects to receive their pro-rata portion of the Consideration Shares in the form of BFYW Preferred Stock, and the Determined Share Value at Closing was $0.01 USD, that Seller would receive (($3,000,000 / $0.01) / 1,000) * (5%) = 15,000 shares of BFYW Preferred Stock.

(b)	If a Seller elects to receive their pro-rata portion of the Consideration Shares in the form of BFYW Common Stock:
(Purchase Price / Determined Share Value) * (Seller’s ownership percentage of TIL)

For illustration purposes: If a Seller owning 5% of TIL elects to receive their pro-rata portion of the Consideration Shares in the form of BFYW Common Stock, and the Determined Share Value at Closing was $0.01 USD, that Seller would receive ($3,000,000 / $0.01) * (5%) = 15,000,000 shares of BFYW Common Stock.

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2.4       Closing. The purchase and sale (the “Closing”) provided for in this Agreement will take place virtually as agreed upon by the parties at 10:00 a.m. (Eastern) on or before Wednesday, November 15, 2023, or such later date which is no later than two business days after the date that all closing conditions set forth in Section 2.5 and Sections 7 and 8 have been satisfied or waived, or on such other date as Buyer and Sellers shall mutually agree. The Closing may also be consummated by facsimile, electronically and by other means satisfactory to Buyer, Sellers and their respective counsel.

2.5       Closing Obligations.

(a)       At the Closing, Sellers will deliver to Buyer (i) duly executed instrument of equity transfer with respect to the Interests, all in proper form for transfer and in form and substance satisfactory to Buyer; (ii) evidence that the register of TIL has been updated to reflect that the Buyer owns, beneficially and on the record, all of the Interests; (iii) financial statements of TIL for the periods between March 1, 2021 and February 28, 2023 prepared in accordance with the Accounting Principles in a manner consistent with past practices, and (iv) all other agreements, documents, instruments or certificates required to be delivered by Sellers at or prior to the Closing pursuant to Section 7.6; and

(b)       Buyer will deliver to Sellers (i) certificates representing such number of Consideration Shares as of the Closing, (ii) all other agreements, documents, instruments or certificates required to be delivered by Buyer at or prior to the Closing pursuant to Section 8.1.

(c)       Buyer shall have secured a fairness opinion from a qualified third party to substantiate or revise the Purchase Price.

3.       REPRESENTATIONS AND WARRANTIES OF SELLER AND TIL.

For purposes of the representations and warranties contained in this Article III, the term “TIL” shall include all subsidiaries and predecessor entities of TIL involved in the ownership and operation of the Business.

Sellers and TIL, jointly and severally, represent and warrant to Buyer as follows:

3.1       Authority; Noncontravention. This Agreement has been duly executed and delivered by the Sellers Parties and constitutes the legal, valid, and binding obligation of each of the Seller Parties enforceable against each of them in accordance with its terms. Each of the Seller Parties has the absolute and unrestricted right, power, authority, and capacity to execute and deliver, and to perform its obligations under this Agreement. The execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby, do not and will not (with or without notice or lapse of time): (a) conflict with or violate TIL’s Organizational Documents or any Legal Requirement; (b) result in the imposition or creation of any Encumbrance on any of TIL’s assets; or (c) breach, or give rise to any right of modification, termination, acceleration, or trigger additional rights or remedies with respect to, any Contract to which a Seller Party is a party.

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3.2       Consents Required. No Consent, permit, approval, Order, or authorization of or by, registration, declaration or filing with, or notification to any Governmental Body or third party is required by or with respect to the Seller Parties in connection with the execution and delivery of this Agreement and consummation by them of the transactions contemplated hereby or thereby.

3.3       Organization and Good Standing. TIL is a limited liability company duly organized, validly existing, and in good standing under the laws of Ohio, with full power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all of its obligations in the Ordinary Course of Business and under its contracts. TIL is duly qualified to do business as a foreign company and is in good standing under the laws of each country, territory, or other jurisdiction in which either the ownership or use of the properties owned or used by it or the nature of the activities conducted by it, requires such qualification.

3.4       Capitalization. Sellers are, and will at the Closing be, the lawful owners, of record and beneficially, of 100% of the Interests of TIL and have good and marketable title to such interests, free and clear of all encumbrances whatsoever. The Interests constitute 100% of the authorized, issued, and outstanding membership interests of TIL. All the Interests have been duly authorized and validly issued and are fully paid and nonassessable. Except for this Agreement, there are no agreements or understandings between Sellers, TIL, and any other Person with respect to the acquisition, disposition, or voting of or any other matters about any of equity or ownership interests in TIL and no restriction on the voting rights and other incidents of record or beneficial ownership pertaining thereto. Sellers acquired their Interests in compliance with applicable securities laws. Sellers have no right whatsoever to receive or acquire any, or additional equity or ownership interests in TIL. There are no Proceedings or Orders pending or, to the Knowledge of Sellers, threatened by or against Sellers relating to the Interests. TIL has not owned, does not own, nor has any contract to acquire, any equity securities or other securities of any Person or any direct or indirect equity or ownership interest in any other business.

3.5       Financial Statements. Sellers have delivered to Buyer the unaudited consolidated balance sheets of the Business as of February 28, 2023 (the “Latest Balance Sheet”) and February 28, 2022, and the related consolidated statements of income, changes in equity holders equity, and cash flow for each of the fiscal years then ended, including the notes thereto. Such financial statements and notes fairly present the financial condition and the results of operations, changes in equityholders’ equity, and cash flow of the Business as of the respective dates of and for the periods referred to in such financial statements. The financial statements referred to in this Section 3.5 reflect the consistent application of such accounting principles throughout the periods involved.

3.6       Books and Records. The books of account, minute books, equity record books, and other records of TIL, all of which have been made available to Buyer, are materially complete and correct and have been maintained in accordance with sound business practices and the requirements of Section 13(b)(2) of the Securities Exchange Act of 1934, as amended (regardless of whether or not the Business is subject to that Section), including the maintenance of an adequate system of internal controls. The minute books of the Business contain accurate and materially complete records of all meetings held and corporate action taken by, the equityholders, the Board of Directors, and committees of the Board of Directors of the Business, and no meeting of any such equityholders, Board of Directors, or committee has been held for which minutes have not been prepared and are not contained in such minute books. At the Closing, all of those books and records will be in possession of the Buyer.

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3.7       Title to Properties; Encumbrances. TIL does not own any real property and does not lease any real property as a lessor or sublessor. Schedule 3.7 lists each real property lease entered into by TIL (collectively, the “Leases”), including a description of the premises leased and the parties to such Leases. The only interests of TIL in any real property are the leasehold estates represented by the Leases, no other real property (or interest in real property) is used in the operation of the Business, and Sellers have provided Buyer with materially complete and correct copies of all Leases. No dispute exists with respect to TIL’s right to enjoy the premises under the Leases. The Business's and TIL’s interests under the Leases and all tangible personal property and other assets reflected as owned in the Interim Balance Sheet (other than inventory sold since the date thereof in the ordinary course of business) are free and clear of all encumbrances. All tangible personal property acquired by TIL since the date of the Interim Balance Sheet (other than inventory acquired and sold since such date in the ordinary course of business) is owned by TIL free and clear of all encumbrances. A materially complete and correct copy of the Business’s fixed asset register as of October 1, 2023 has been delivered to Buyer.

3.8       Condition and Sufficiency of Assets. The equipment of TIL is structurally sound, is in good operating condition and repair, and is adequate for the uses to which such equipment is being put, and none of the equipment is in need of maintenance or repairs except for ordinary, routine maintenance, and repairs that are not material in nature or cost. The equipment and Intellectual Property Assets of TIL are sufficient for the continued conduct of the Business after the Closing in substantially the same manner as conducted before the Closing.

3.9       Accounts Receivable. All accounts receivable of the Business that are reflected on the Latest Balance Sheet or the accounting records of TIL as of the Closing (collectively, the “Accounts Receivable”) represent or will represent valid obligations arising from sales made or services performed in the Ordinary Course of Business. Unless paid before the Closing, the Accounts Receivable are or will be as of the Closing current and collectible net of the respective reserves shown on the Latest Balance Sheet or the accounting records of TIL as of the Closing (which reserves are adequate and calculated consistent with past practice and, in the case of the reserve as of the Closing, will not represent a greater percentage of the Accounts Receivable as of the Closing than the reserve reflected in the Latest Balance Sheet represented of the Accounts Receivable reflected therein and will not represent a material adverse change in the composition of such Accounts Receivable in terms of aging). Subject to such reserves, each of the Accounts Receivable either has been or will be collected in full, without any set-off, within ninety days after the day on which it first becomes due and payable. There is no contest, claim, or right of set-off, other than returns in the Ordinary Course of Business, under any contract with any obligor of an Accounts Receivable relating to the amount or validity of such Accounts Receivable.

3.10       Inventory. All inventory of TIL, whether or not reflected in the Latest Balance Sheet, consists of a quality and quantity usable and salable in the Ordinary Course of Business, except for obsolete items and items of below-standard quality, all of which have been written off or written down to net realizable value in the Latest Balance Sheet or on the accounting records of TIL as of the Closing, as the case may be. The quantities of each inventory item (whether raw materials, work-in-process, or finished goods) are not excessive but are reasonable in the present circumstances of the Business.

3.11       No Undisclosed Liabilities. Neither the Business nor TIL has liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent, or otherwise) except for liabilities or obligations reflected or reserved against in the Latest Balance Sheet and current liabilities incurred in the Ordinary Course of Business since the respective dates thereof.

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3.12       Taxes.

(a)        TIL has filed or caused to be filed on a timely basis through the date hereof all Tax Returns that are or were required to be filed, pursuant to applicable Legal Requirements. Sellers have delivered or made available to Buyer copies of all such Tax Returns filed for its three most recently completed Tax years. TIL has paid or made provision for the payment of all Taxes that have or may have become due pursuant to those Tax Returns or otherwise, or pursuant to any assessment received by Sellers or TIL.

(b)       The charges, accruals, and reserves with respect to Taxes on the books of TIL are adequate and are at least equal to TIL’s liability for Taxes. No proposed tax assessment against TIL except as disclosed in the Latest Balance Sheet.

(c)       All Taxes that TIL are or were required by Legal Requirements to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Body or other Person.

(d)       All Tax Returns filed by (or that include on a consolidated basis) TIL are true, correct, and materially complete. There is no tax-sharing agreement that will require any payment by TIL after the date of this Agreement.

(e)       TIL has not received any notice that any Governmental Body has examined any of its Tax Returns within the past 6 years.

3.13       No Material Adverse Change. Since the date of the Latest Balance Sheet, there has not been any material adverse change in the business, operations, properties, prospects, assets, or condition of TIL, and no event has occurred or circumstance exists that may result in such a material adverse change.

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3.14       Compliance With Legal Requirements; Governmental Authorizations.

TIL has been and is in material compliance with each Legal Requirement that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets;

(a)       No event has occurred or circumstance exists that (with or without notice or lapse of time) (A) may constitute or result in a violation by TIL of, or a failure on the part of TIL to comply with, any Legal Requirement, or (B) may give rise to any obligation on the part of TIL to undertake, or to bear all or any portion of the cost of, any remedial action of any nature; and

(b)       Neither the Company nor TIL has received any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible, or potential violation of, or failure to comply with, any Legal Requirement, (B) any actual, alleged, possible, or potential obligation on the part of TIL to undertake, or to bear all or any portion of the cost of, any remedial action of any nature, (C) any actual, alleged, possible, or potential violation of or failure to comply with any term or requirement of any Governmental Authorization, or (D) any actual, proposed, possible, or potential revocation, withdrawal, suspension, cancellation, termination of, or modification to any Governmental Authorization.

(c)       Schedule 3.14 lists each Governmental Authorization that (a) is held by TIL or (b) otherwise relates to the business of, or to any assets owned or used by, the Company and the holder of such Governmental Authorization if not TIL. Each Governmental Authorization listed on Schedule 3.14 is valid and in full force and effect. Neither the Company nor TIL has received any notice or other communication from any Person regarding any actual, alleged, or potential violation of, or failure to comply with, any Governmental Authorization or applicable Legal Requirement.

(d)       The Company and TIL have been and is in full compliance with all of the terms and requirements of each Governmental Authorization held or required to be held by them or that otherwise relates to the business of, or to any of the assets owned or used by, them;

(e)       No event has occurred or circumstance exists that may (with or without notice or lapse of time) (A) constitute or result directly or indirectly in a material violation of or a failure to comply with any term or requirement of any Governmental Authorization held or required to be held by TIL or that otherwise relates to the business of, or to any of the assets owned or used by, them, or (B) result directly or indirectly in the revocation, withdrawal, suspension, cancellation, or termination of, or any modification to, any Governmental Authorization held or required to be held by TIL or that otherwise relates to the business of, or to any of the assets owned or used by, them;

(f)       All applications required to have been filed for the renewal of the Governmental Authorizations referred to above have been duly filed on a timely basis with the appropriate Governmental Bodies, and all other filings required to have been made with respect to such Governmental Authorizations have been duly made on a timely basis with the appropriate Governmental Bodies.

(g)       The Company and TIL have been granted all of the Governmental Authorizations necessary to permit them to lawfully conduct and operate the Business in the manner they currently conduct and operate such Business and to permit the Company and TIL to own and use their assets in the manner in which it currently owns and uses such assets.

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3.15       Legal Proceedings. Except as set forth on Schedule 3.15, since January 1, 2020, there has not been, and there is not pending or, to the Knowledge of Sellers, threatened, any Proceeding:

(a) that relates to the Company's or TIL’s business or assets; (b) by or against TIL; (c) by or against Sellers that relates to the Interests or TIL’s business or assets; or (d) that challenges or could otherwise interfere with the transactions contemplated by this Agreement. To the Knowledge of Sellers, no event has occurred or circumstance exists that could give rise to any such Proceeding. Except as set forth on Schedule 3.15, there is no Order to which TIL is subject, and no Sellers are subject to any Order that relates to the Interests or TIL’s or TIL’s business or assets.

3.16       Absence of Certain Changes and Events. Since the date of the Latest Balance Sheet, the Company and TIL have each conducted its businesses only in the Ordinary Course of Business and there has not been any:

(a)       change in TIL’s authorized or issued equity; grant of any option or right to purchase equity of TIL; issuance of any security convertible into such equity; grant of any registration rights; purchase, redemption, retirement, or other acquisition by TIL of any such equity; or declaration or payment of any dividend or other distribution or payment in respect of equity;

(b)       amendment to the Organizational Documents of TIL;

(c)       payment or increase by TIL of any bonuses, salaries, or other compensation to any equityholder, director, officer, or (except in the Ordinary Course of Business) employee or entry into any employment, severance, or similar Contract with any director, officer, or employee;

(d)       adoption of, or increase in the payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any employees of TIL;

(e)       damage to or destruction or loss of any asset or property of TIL, whether or not covered by insurance, materially and adversely affecting the properties, assets, business, financial condition, or prospects of TIL, taken as a whole;

(f)       entry into, termination of, or receipt of notice of termination of (i) any license, distributorship, dealer, sales representative, joint venture, credit, or similar agreement, or (ii) any Contract or transaction involving a total remaining commitment by or to TIL of at least $10,000.00;

(g)       sale (other than sales of inventory in the Ordinary Course of Business), lease, or other disposition of any asset or property of TIL or mortgage, pledge, or imposition of any lien or other encumbrance on any material asset or property of TIL, including the sale, lease, or other disposition of any of the Intellectual Property Assets;

(h)       cancellation or waiver of any claims or rights with a value to TIL in excess of $10,000.00;

(i)       material change in the accounting methods used by TIL; or

(j)       agreement, whether oral or written, by TIL to do any of the foregoing.

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3.17       Contracts; No Defaults. Schedule 3.17 lists, and Sellers have delivered to Buyer a materially complete and correct copy of each contract (a) involving the performance of services, delivery of goods or materials, or payments by or to TIL over $10,000, (b) affecting the ownership, lease, or use of any real or personal property (including the Leases), (c) containing covenants that in any way purport to restrict the right of TIL (or any other Person for the Company’s or TIL’s benefit) to engage in any business activity, compete with any Person, enter into (or solicit) a business relationship with any Person or the prices TIL may charge for its products or services, or (d) that is otherwise material to the conduct of the Business (collectively, the “Material Contracts”). Each Material Contract is in full force and effect, and is valid and enforceable in accordance with its terms. TIL has not, to the Knowledge of Sellers, is or has any other party in material breach of any Material Contract, and no event or circumstance has occurred or exists that (with or without notice or lapse of time) could result in a material breach of any Material Contract, result in the creation of any Encumbrance affecting TIL or its assets or give TIL or any other party to any Material Contract the right to cancel, terminate or modify such Material Contract. TIL has not given to, or received from, any other Person any notice or other communication (whether oral or written) regarding any actual, alleged, or potential breach of any Material Contract or any intention to modify, cancel, terminate, or not renew any Material Contract.

3.18       Insurance. The assets and business of TIL are insured under the various policies of insurance set forth on Schedule 3.18, each of which is currently, and will be after the Closing, in full force and effect without modification. TIL has timely paid all premiums due and payable with respect to each policy set forth on Schedule 3.18, and no additional premiums are due as of the Closing. Sellers have provided Buyer with materially complete and correct copies of all such policies, and no policy has been modified since such copies were provided to Buyer. TIL has not received any notice of cancellation or non-renewal with respect to (or disallowance of, or reservation of rights with respect to, any claim under) any such policies. TIL has paid all premiums due and has otherwise performed all of its obligations under each policy to which it is a party or that provides coverage to TIL or directors thereof, including the giving of notice to the insurer of all claims that may be insured thereby.

3.19       Environmental Matters.

(a)       TIL and the properties that are the subject of the Leases (the “Leased Real Property”) are in compliance, and have complied at all times, with all Environmental Health and Safety Requirements, and none of Sellers nor TIL has received notice from any Person alleging that the Leased Real Property are in violation of any applicable Environmental Health and Safety Requirement;

(b)       To the Sellers’ Knowledge, none of Sellers nor TIL has received any written request for, information or any written notice that TIL is a potentially responsible party under any Environmental Health and Safety Requirement;

(c)        TIL is not currently, nor has it in the past been, subject to any outstanding order relating (i) to compliance with any Environmental Health and Safety Requirement, or (ii) to the investigation, remediation or post-remedial care arising from the generation, use, storage, treatment, transportation, discharge or disposal of Hazardous Substance;

(d)       No Hazardous Substance is present in, on or under the Leased Real Property, under such conditions or in such quantities as to give rise to a violation of Environmental Health and Safety Requirements and there is not now nor, to Sellers' Knowledge, has there been a release or transferred release at the Leased Real Property at any time in violation of Environmental Health and Safety Requirements; and

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(e)       Sellers have provided to Buyer all material assessments, reports, data, results of investigations or audits, and other written information that is in the possession of Sellers, TIL regarding environmental matters pertaining to the environmental condition of the Business and the Leased Real Property, or the compliance (or noncompliance) by Sellers with any Environmental Health and Safety Requirement.

3.20       Employees. Other than the Sellers, TIL currently has not, nor at any time in the past three years has it employed, any employees.

3.21       Employee Benefits. TIL has not, nor at any time in the past three years has it had Benefit Plans for employees.

3.22       Intellectual Property.

(a)       Intellectual Property Assets. The term “Intellectual Property Assets” includes

(i) the name “THE IDEATION LAB,” “THE JORDRE WELL,” STEPHEN JAMES CURATED COFFEE COLLECTION,” “GARRETT AND EMMETT”S PET TREATS,” EJ WELL CO,” “DONA CLAR SKINCARE,” and “IDEATION SOLUTIONS,” fictional business names, trading names, registered and unregistered trademarks, service marks, and applications (collectively, “Marks”); (ii) all formulas, patents, patent applications, and inventions and discoveries that may be patentable (collectively, “Patents”); (iii) all copyrights in both published works and unpublished works (collectively, “Copyrights”); (iv) all know-how, trade secrets, confidential information, customer lists, software, technical information, data, process technology, plans, drawings, designs, software, marketing rights, and blueprints (collectively, “Trade Secrets”) and (v) all web sites and domain names.

(b)       Agreements. Sellers have provided to Buyer copies of all material Contracts relating to the Intellectual Property Assets to which Sellers, TIL is a party or by which Sellers, TIL is bound, except for any license implied by the sale of a product and perpetual, paid-up licenses for commonly available software programs with a value of less than $10,000.00 under which TIL is the licensee. There are no outstanding and, to Sellers’ Knowledge, no Threatened disputes or disagreements with respect to any such agreement.

(c)       Know-How Necessary for the Business.

(i)       The Intellectual Property Assets are all those necessary for the operation of the Business as it is currently conducted. TIL is the owner of all rights, titles, and interests in and to each of the Intellectual Property Assets, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims, and has the right to use without payment to a third party all of the Intellectual Property Assets.

(ii)       No employee of TIL has entered into any Contract that restricts or limits in any way the scope or type of work in which the employee may be engaged or requires the employee to transfer, assign, or disclose information concerning his work to anyone other than TIL.

(d)      Patents.

(i)       Schedule 3.22(d) sets forth a materially full, complete, and accurate list and summary description of all Patents. TIL is the owner of all rights, titles, and interests in and to each of the Patents, free and clear of all liens, security interests, charges, encumbrances, entities, and other adverse claims.

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(ii)       All of the issued Patents are currently in compliance with formal legal requirements (including payment of filing, examination, and maintenance fees and proofs of working or use), are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the Closing.

(iii)       No Patent has been or is now involved in any interference, reissue, reexamination, or opposition proceeding. To the Sellers’ Knowledge, there is no potentially interfering patent or patent application of any third party.

(iv)       No Patent is infringed or, to Sellers’ Knowledge, has been challenged or threatened in any way. None of the products manufactured and sold, nor any process or know-how used by TIL, infringes or is alleged to infringe any patent or other proprietary right of any other Person.

(v)       All products made, used, or sold under the Patents have been marked with the proper patent notice.

(e)      Trademarks.

(i)       Schedule 3.22(e) sets forth a materially full, complete, and accurate list of all Marks. TIL is the owner of all rights, titles, and interests in and to each of the Marks, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims.

(ii)       All Marks that have been registered with the United States Patent and Trademark Office are currently in compliance with all formal legal requirements (including the timely post-registration filing of affidavits of use and incontestability and renewal applications), are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the Closing.

(iii)       No Mark has been or is now involved in any opposition, invalidation, or cancellation, and, to Sellers’ Knowledge, no such action is threatened with the respect to any of the Marks.

(iv)       To Sellers’ Knowledge, there is no potentially interfering trademark or trademark application of any third party.

(v)       No Mark is infringed or, to Sellers’ Knowledge, has been challenged or threatened in any way. None of the Marks used by TIL infringes or is alleged to infringe any trade name, trademark, or service mark of any third party.

(vi)       All products and materials containing a Mark bear the proper federal registration notice where the law permits.

(f)      Copyrights.

(i)       Schedule 3.22(f) sets forth a materially full, complete, and accurate list and summary description of all Copyrights. TIL is the owner of all rights, titles, and interests in and to each of the Copyrights, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims.

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(ii)       All the Copyrights have been registered and are currently in compliance with formal legal requirements, are valid and enforceable and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the date of Closing.

(iii)       No Copyright is infringed or, to Sellers’ Knowledge, has been challenged or threatened in any way. None of the subject matter of any of the Copyrights infringes or is alleged to infringe any copyright of any third party or is a derivative work based on the work of a third party.

(iv)       All works encompassed by the Copyrights have been marked with the proper copyright notice.

(g)      Trade Secrets.

(i)       With respect to each Trade Secret, the documentation relating to such Trade Secret is current, accurate, and sufficient in detail and content to identify and explain it and to allow its full and proper use without reliance on the knowledge or memory of any individual.

(ii)       Sellers and TIL have taken all reasonable precautions to protect the secrecy, confidentiality, and value of their Trade Secrets.

(iii)       TIL has good title and an absolute (but not necessarily exclusive) right to use the Trade Secrets. The Trade Secrets are not part of the public knowledge or literature and, to Sellers’ Knowledge, have not been used, divulged, or appropriated either for the benefit of any Person (other than TIL) or to the detriment of TIL. No Trade Secret is subject to any adverse claim or has been challenged or threatened in any way.

3.23       Certain Payments. Neither TIL nor any director, officer, agent, or employee of TIL, or to Sellers’ Knowledge, any other Person associated with or acting for or on behalf of TIL, has directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services (i) to obtain favorable treatment in securing business,

(ii) to pay for favorable treatment for business secured, (iii) to obtain special concessions or for special concessions already obtained, for or in respect of TIL, or (iv) in violation of any Legal Requirement, (b) established or maintained any fund or asset that has not been recorded in the books and records of TIL.

3.24       Disclosure. No representation or warranty of Sellers in this Agreement omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading. There is no fact known to Sellers that has specific application to Sellers, TIL (other than general economic or industry conditions) and that materially adversely affects or, as far as Sellers can reasonably foresee, materially threatens the assets, business, prospects, financial condition, or results of operations of TIL (on a consolidated basis) that has not been set forth in this Agreement.

3.25       Relationships With Related Persons. Neither Sellers nor any Related Person of Sellers, TIL has, or since the first day of the next to last completed fiscal year of TIL has had, any interest in any property (whether real, personal, or mixed and whether tangible or intangible), used in or pertaining to the Business. Neither Sellers nor any Related Person of Sellers, TIL is, or since the first day of the next to last completed fiscal year TIL has owned (of record or as a beneficial owner) an equity interest or any other financial or profit interest in, a Person that has (i) had business dealings or a material financial interest in any transaction with TIL other than business dealings or transactions conducted in the Ordinary Course of Business with TIL at substantially prevailing market prices and on substantially prevailing market terms, or (ii) engaged in competition with TIL with respect to any line of the products or services of TIL (a “Competing Business”) in any market presently served by TIL except for less than one percent of the outstanding capital stock of any Competing Business that is publicly traded on any recognized exchange or in the over-the-counter market. Neither Sellers nor any Related Person of Sellers, TIL is a party to any Contract with, or has any claim or right against, TIL.

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3.26       Brokers or Finders. Sellers and their agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders’ fees or agents’ commissions or other similar payment in connection with this Agreement.

3.27       Investment Representations. Sellers (a) acknowledge and understand that they are acquiring the Consideration Shares under this Agreement under a private placement in reliance upon the exemption from the registration requirement of the Securities Act provided by Section 4(a)(2) of the Securities Act and Regulation D thereunder, and similar exemptions under applicable state securities laws; (b) are each respectively an “accredited investor,” as defined in Rule 501(a) of Regulation D of the Securities Act; (c) is acquiring the Consideration Shares under this Agreement for their own account and not with a view to its distribution in violation of the Securities Act; and (d) acknowledges and understands that the Consideration Shares are “restricted securities” as defined in Rule 144(a)(3) under the Securities Act, and the Sellers will not offer, sell, pledge or otherwise transfer any of such securities, directly or indirectly, unless the offer, sale, pledge or transfer is in a transaction that does not require registration under the U.S. Securities Act or any applicable state securities laws; or pursuant to an effective registration statement under the Securities Act.

4.         REPRESENTATIONS AND WARRANTIES OF BUYER.

Buyer represents and warrants to Sellers as follows:

4.1       Organization and Good Standing. Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada.

4.2       Authority; No Conflict.

(a)       This Agreement constitutes the legal, valid, and binding obligation of Buyer, enforceable against Buyer in accordance with its terms. Buyer has the absolute and unrestricted right, power, and authority to execute and deliver this Agreement and to perform its obligations under this Agreement.

(i)       Neither the execution and delivery of this Agreement by Buyer nor the consummation or performance of any of the Contemplated Transactions by Buyer will give any Person the right to prevent, delay, or otherwise interfere with any of the Contemplated Transactions pursuant to: (i) any provision of Buyer’s Organizational Documents; (ii) any resolution adopted by the board of directors or the stockholders of Buyer; (iii) any Legal Requirement or Order to which Buyer may be subject or bound.

(b)       No consent, permit, approval, Order or authorization of or by, registration, declaration or filing with, or notification to any Governmental Body is required by or with respect to Buyer in connection with the execution and delivery of this Agreement and consummation by Buyer of the transactions contemplated hereby or thereby, except for such filings as may be required to be made to the Securities and Exchange Commission.

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4.3       Consideration Shares. Upon their issuance to Sellers at Closing, the Consideration Shares will be duly authorized, fully paid, and nonassessable.

4.4       Certain Proceedings. There is no pending Proceeding that has been commenced against Buyer that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the Contemplated Transactions. To the Buyer’s Knowledge, no such Proceeding has been Threatened.

4.5       Brokers or Finders. Buyer and its officers and agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders’ fees or agents’ commissions or other similar payment in connection with this Agreement and will indemnify and hold Sellers harmless from any such payment alleged to be due by or through Buyer as a result of the action of Buyer or its officers or agents.

5.	COVENANTS OF SELLERS AND BUYER

5.1       Access and Investigation. Between the date of this Agreement and the Closing, Sellers will and will cause TIL and their Representatives to, (a) afford Buyer and its Representatives and prospective lenders and their Representatives (collectively, “Buyer’s Advisors”) full and free access to TIL’s personnel,, contracts, books and records, and other documents and data, (b) furnish Buyer and Buyer’s Advisors with copies of all such contracts, books, and records, and other existing documents and data as Buyer may reasonably request, and (c) furnish Buyer and Buyer’s Advisors with such additional financial, operating, and other data and information as Buyer may reasonably request.

5.2       Operation of the Businesses of TIL. Between the date of this Agreement and the Closing, Sellers will, and will cause TIL to:

(a)       except as otherwise specifically contemplated herein, conduct the business of TIL only in the Ordinary Course of Business, including not modifying any current arrangement, agreement or understanding with any employee, officer or director concerning their compensation, benefits, severance or similar entitlement;

(b) not enter into (i) any transaction other than in the Ordinary Course of Business, (ii) any transaction which is not at arms-length with unaffiliated third Persons, (iii) any transaction with any Affiliate, or (iv) any transaction by which TIL borrows funds, under existing credit lines or otherwise, except as reasonably necessary for the ordinary operation of the Business in accordance with past practices;

(c)       use their commercially reasonable efforts to preserve intact the current business organization of TIL, keep available the services of the current officers, employees, and agents of TIL, and maintain the relations and good will with suppliers, customers, landlords, creditors, employees, agents, and others having business relationships with TIL;

(d)       confer with Buyer concerning operational matters of a material nature;

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(e)       otherwise report periodically to Buyer concerning the status of the business, operations, and finances of TIL;

(f)       not make, pay or declare any dividends or other distributions of cash or assets of TIL to its equityholders or other Related Person.

5.3       Negative Covenant. Except as otherwise expressly permitted by this Agreement, between the date of this Agreement and the Closing, Sellers will not and will cause TIL not to, without the prior consent of Buyer, take any affirmative action or fail to take any reasonable action within their or its control, as a result of which any of the changes or events listed in Section 3.16 is likely to occur.

5.4       Required Approvals. As promptly as practicable after the date of this Agreement, Sellers will, and will cause the TIL to, obtain any consents and approvals of, or affect the notification of or filing with, each Person, whether private or governmental, whose consent or approval is required to permit the consummation of the Contemplated Transactions, to obtain any consent that may be required from a party to an agreement with TIL that may give such party a right to cancel such agreement as a result of the Contemplated Transactions. Between the date of this Agreement and the Closing, Sellers will and will cause TIL to, cooperate with Buyer with respect to all consents, approvals or filings that Buyer elects to make or obtain or is required by Legal Requirements to make or obtain in connection with the Contemplated Transactions.

5.5       Notification. Between the date of this Agreement and the Closing, Sellers will promptly notify Buyer in writing if Sellers, TIL becomes aware of any fact or condition that causes or constitutes a Breach of any of Sellers’ representations and warranties as of the date of this Agreement, or if Sellers, TIL becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a Breach of any such representation or warranty had such representation or warranty has been made as of the time of occurrence or discovery of such fact or condition. During the same period, Sellers will promptly notify Buyer of any Breach of any covenant of Sellers in this Section 5 or of the occurrence of any event that may make the satisfaction of the conditions in Section 7 impossible or unlikely.

5.6       Payment of Indebtedness by Related Persons. Except as expressly provided in this Agreement, Sellers will cause all indebtedness owed to TIL by Sellers or any Related Person of any Sellers to be paid in full before Closing.

5.7       No Negotiation. Until such time, if any, as this Agreement is terminated pursuant to Section 9, Sellers will not and will cause TIL and each of their Representatives not to, directly or indirectly, solicit, initiate, or encourage any inquiries or proposals from, discuss or negotiate with, provide any non-public information to, or consider the merits of any unsolicited inquiries or proposals from, any Person (other than Buyer) relating to any transaction involving the sale of the business or assets (other than in the Ordinary Course of Business) of TIL, or any of the equity of TIL, or any merger, consolidation, business combination, or similar transaction involving TIL.

5.8       Proprietary Information. All confidential or proprietary information or work product relating to TIL or the Business known to the Sellers as of the Closing shall be the sole property of Buyer and TIL. Sellers shall not use or disclose such information or work product except for the benefit of Buyer and the Business and their successors and assigns, and Sellers shall take reasonable steps to protect such information and work product from misuse, loss, theft, or accidental disclosure.

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5.9       Public Announcements. Sellers shall not issue any press release or make any public statement without the prior consent of Buyer, except as may be required by applicable Law.

5.10       Transfer of Assets. Before Closing, Sellers shall transfer and assign to TIL, without additional monetary consideration, all of Sellers’ rights, titles, and interests in and to any and all tangible and intangible assets used in the Business.

5.11       Equityholder Covenant. Sellers shall not (i) sell, transfer, assign, tender, create an Encumbrance upon or otherwise dispose of, or enter into any contract, option, or other arrangements with respect to the sale, transfer, assignment, tender, Encumbrance or other disposition of any of the Interests or (ii) grant any proxies with respect to any of the Interests, deposit any of the Interests into a voting trust or enter into a voting or option agreement with respect to any of the Interests.

5.12       Release. After the Closing, (a) none of the Buyer, any Related Party of Buyer nor TIL will have any debt, obligation, or liability to Sellers, and (b) Sellers on behalf of themselves and all of their Related Parties, hereby unconditionally releases and discharges the Buyer, all of Buyer’s Related Parties, and TIL from any and all claims, debts, obligations, and liabilities, whether known or unknown, contingent or non-contingent, at law or in equity, in each case arising from or in connection with Sellers’ ownership of TIL or resulting from Sellers or any of their Related Parties having been a director, officer or employee of TIL; provided however, that nothing in this Section 5.12 shall terminate or release Buyer’s obligations to Sellers under this Agreement (or under any other agreement or instrument to be executed in conjunction with this Agreement to consummate the Contemplated Transactions).

5.13       Confidentiality. From and after the Closing, Sellers, will, and will cause each of their Related Parties to (a) protect and safeguard the confidentiality of all of the Confidential Information with at least the same degree of care as a reasonably prudent person would exercise to protect its own Confidential Information, (b) not use Confidential Information, or permit it to be accessed or used, for any purpose, and (c) not disclose any Confidential Information to any Person except as required by applicable law or legal process. Sellers hereby assume full responsibility and liability for the compliance of all of Sellers’ Related Parties with the terms of this Section 5.13. Prior to making any disclosure of any Confidential Information required by applicable law or legal process, Sellers shall provide Buyer with (i) if and to the extent legally permitted, prompt written notice of such requirement so that Buyer may seek a protective order or other remedies; and (ii) reasonable assistance in opposing such disclosure or seeking a protective order or other remedies.

5.14       Securities Laws; Restrictions on Transfers. Sellers acknowledge and understands that until such time as the same is no longer required under the requirements of the Securities Act or applicable state securities laws, the certificates representing the Consideration Shares, and all certificates representing any securities issued in exchange thereof or in substitution therefor, will bear the following legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THESE SECURITIES, AGREES FOR THE BENEFIT OF BETTER FOR YOU WELLNESS, INC. (THE “CORPORATION”) THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY: (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR (B) AN EXEMPTION OR EXCLUSION FROM REGISTRATION UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS, AFTER THE HOLDER HAS PROVIDED TO THE CORPORATION A LEGAL OPINION OF COUNSEL OF RECOGNIZED STANDING OR OTHER EVIDENCE, REASONABLY SATISFACTORY TO THE CORPORATION, TO THE EFFECT THAT THE SALE OF SUCH SECURITIES IS NOT REQUIRED TO BE REGISTERED UNDER THE U.S. SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS.”

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5.15       Company Debt. At Closing, TIL shall have no more than $60,000 in aggregate of outstanding debt (including bank debt), accounts payable, accrued and unpaid income tax liabilities and labor liabilities not accrued on TIL’s financial statements, accrued and unpaid employee bonuses and deferred compensation, liabilities to equityholders, litigation liabilities, and liabilities to Related Persons.

As of November 1, 2023, TIL’s debt obligations are as reflected on Exhibit A below.

5.16       Cooperation on Securities Filings. Buyer and Sellers will cooperate with each other in the preparation of any required Securities and Exchange Commission filings. In connection therewith, Sellers will furnish to Buyer any and all information requested for the preparation of such filings, and all such information provided by Sellers shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

6.	TAX MATTERS

6.1       Responsibility for Filing Tax Returns.

(a)       Sellers shall prepare, or cause to be prepared, in a timely manner, all income Tax Returns of TIL that are due after the Closing with respect to any taxable period ending prior to or ending on and including the Closing; provided, however, that any such Tax Return shall be prepared by treating items on that Tax Return in a manner consistent with the prior Tax Returns of TIL. Sellers shall deliver to the Buyer draft copies of each such Tax Return before the date for filing that Tax Return. Sellers shall make all changes in each such Tax Return reasonably requested by the Buyer. Buyer shall cause each such Tax Return to be appropriately signed and filed, and Sellers shall pay to TIL any Taxes due from TIL on those Tax Returns.

Buyer shall, after the Closing, prepare and file, or cause to be prepared and filed, Tax Returns of TIL for any period beginning prior to the Closing and ending after the Closing (a “Straddle Period”). Any such Tax Return shall be prepared by treating items on that Tax Return in a manner consistent with the prior Tax Returns of TIL. Buyer shall deliver to Sellers draft copies of each such Tax Return at least thirty (30) days before the date for filing that Tax Return. Buyer shall make all changes in each such Tax Return reasonably requested by the Sellers.

6.2       Cooperation on Tax Matters. Commencing on the Closing, Buyer and Sellers shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing and execution of Tax Returns and any audit, litigation, or other proceedings with respect to Taxes, in each case, in respect of any period ending prior to or on the Closing or any Straddle Period.

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6.3       Sales and Transfer Taxes. All sales and transfer Taxes (including all stock transfer Taxes, if any) incurred in connection with this Agreement and the transactions contemplated hereby and thereby will be borne by Sellers, and Sellers shall, at the Sellers’ own expense, file all necessary Tax Returns and other documentation with respect to all such sales, and transfer Taxes.

7.	CONDITIONS PRECEDENT TO BUYER’S OBLIGATION TO CLOSE.

Buyer’s obligation to purchase the Interests and to take the other actions required to be taken by Buyer at the Closing is subject to the satisfaction, at or before the Closing, of each of the following conditions (any of which may be waived by Buyer, in whole or in part):

7.1       Accuracy of Representations.

(a)       All of the Sellers’ representations and warranties in this Agreement (considered collectively), and each of those representations and warranties (considered individually), must have been accurate in all material respects as of the date of this Agreement and must be accurate in all material respects as of the Closing as if made on the Closing.

(b)       Each of Sellers’ representations and warranties in Sections 3.1 – 3.5 and Sections 3.11, 3.13, 3.15, and 3.24 must have been accurate in all respects as of the date of this Agreement and must be accurate in all respects as of the Closing as if made on the Closing.

7.2       Sellers’ Performance. All of the covenants and obligations that Sellers are required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been duly performed and complied with in all material respects.

7.3       Authorization. All action necessary to authorize the execution, delivery, and performance of this Agreement by Sellers and the consummation of the transactions contemplated hereby, shall have been duly and validly taken by each of them, and Sellers shall have full power and authority or capacity to enter into this Agreement and to consummate the transactions contemplated hereby on the terms provided herein.

7.4       Consents and Approvals. Buyer shall have received duly executed copies of all consents and approvals required for or in connection with the execution and delivery by Sellers and TIL of this Agreement, for the consummation of the transactions contemplated hereby, and the continued conduct of Business as previously conducted, each in form and substance satisfactory to Buyer.

7.5       Government Consents, Authorizations, Etc. All consents, authorizations, orders, and approvals of, filings or registrations with and the expiration of all waiting periods imposed by, any third Person, including any Governmental Body, which are required for or in connection with the execution and delivery by the Parties of this Agreement and the consummation by the Parties of the transactions contemplated hereby and in order to permit or enable TIL to conduct the Business after the Closing in substantially the same manner as previously conducted shall have been obtained or made, in form and substance reasonably satisfactory to Buyer, and shall be in full force and effect.

7.6	Additional Documents. Seller must deliver the following documents to the Buyer:

(a)       A certificate executed by Sellers representing and warranting to Buyer that each of the Sellers’ representations and warranties in this Agreement was accurate in all respects as of the date of this Agreement and is accurate in all respects as of the Closing as if made on the Closing;

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(b)       A copy of resolutions of TIL’s board of directors approving the updating of TIL’s register of equityholders, to reflect Buyer’s ownership of all of the Interests;

(c)       A copy of TIL’s good standing certificate of recent date (not more than 30 days old);

(d)       Letters signed by each officer and director of TIL resigning all directorship and officership positions held by them;

(e)       Financial statements of TIL for the years ended February 28, 2022 and February 28, 2023 prepared in accordance with Accounting Principles and in a manner consistent with past practices; and

(f)       such other documents as Buyer may reasonably request for the purpose of (i) evidencing the accuracy of any of Sellers’ representations and warranties, (ii) evidencing the performance by any Sellers of, or the compliance by Sellers with, any covenant or obligation required to be performed or complied with by Sellers, (iii) evidencing the satisfaction of any condition referred to in this Section 7, or (iv) otherwise facilitating the consummation or performance of any of the Contemplated Transactions.

7.7       No Proceedings. Since the date of this Agreement, there must not have been commenced or Threatened against Buyer or TIL, or against any Person affiliated with Buyer, any Proceeding (a) involving any challenge to, or seeking damages or other relief in connection with, any of the Contemplated Transactions, or (b) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the Contemplated Transactions.

7.8       No Claim Regarding Equity Ownership or Sale Proceeds. There must not have been made or Threatened by any Person any claim asserting that such Person (a) is the holder or the beneficial owner of or has the right to acquire or to obtain beneficial ownership of any voting, equity, or ownership interest in, TIL, or (b) is entitled to all or any portion of the Consideration Shares payable for the Interests.

7.9       No Prohibition. Neither the consummation nor the performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time), materially contravene, conflict with, or result in a material violation of, or cause Buyer or any Person affiliated with Buyer to suffer any material adverse consequence under, (a) any applicable Legal Requirement or Order, or (b) any Legal Requirement or Order that has been published, introduced, or otherwise proposed by or before any Governmental Body.

7.10       Absence of Material Adverse Change. Since the date of this Agreement, in the reasonable judgment of Buyer, there shall have been no material adverse change in the assets, financial condition, operating results, customer, supplier, or employee relations, or liabilities of TIL including any material casualty loss or damage to the assets of TIL, whether or not covered by insurance.

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8.	CONDITIONS PRECEDENT TO SELLERS’ OBLIGATION TO CLOSE.

Sellers’ obligation to sell the Interests and to take the other actions required to be taken by Sellers at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Sellers, in whole or in part):

8.1	Additional Documents. Buyer must deliver the following documents to the Seller:

(a)       A certificate executed by Buyer to the effect that, except as otherwise stated in such certificate, each of Buyer’s representations and warranties in this Agreement was accurate in all respects as of the date of this Agreement and is accurate in all respects as of the Closing as if made on the Closing.

(b)       A certificate of the Secretary (or equivalent officer) of Buyer certifying that attached thereto are true and materially complete copies of all resolutions adopted by the board of directors of Buyer authorizing the execution, delivery, and performance of this Agreement and the consummation of the Transaction and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated hereby.

(c)       A copy of Buyer’s current bylaws, as amended.

8.2       Accuracy of Representations. All of Buyer’s representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), must have been accurate in all material respects as of the date of this Agreement and must be accurate in all material respects as of the Closing as if made on the Closing.

8.3       Buyer’s Performance. All of the covenants and obligations that Buyer is required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been performed and complied with in all material respects.

8.4       No Injunction. There must not be in effect any Legal Requirement or any injunction or other Order that (a) prohibits the sale of the Interests by Sellers to Buyer, and (b) has been adopted or issued or has otherwise become effective, since the date of this Agreement.

8.5       Buyer Assumption of Operations. Beginning on the Closing and continuing thereafter, Buyer shall solely be responsible for the Business. On the Closing and continuing thereafter, Buyer shall assume any vendor and accounts payable obligations arising on or after the Closing.

9.	TERMINATION.

9.1       Termination Events. This Agreement may, by notice given prior to or at the Closing, be terminated:

(a)       by either Buyer or Sellers if a material breach of any provision of this Agreement has been committed by the other Party and such breach has not been waived;

(b)       by Buyer if any of the conditions in Section 7 has not been satisfied as of the Closing or if satisfaction of such a condition is or becomes impossible (other than through the failure of Buyer to comply with its obligations under this Agreement) and Buyer has not waived such condition on or before the Closing; or

(i)       by Sellers, if any of the conditions in Section 8 has not been satisfied of the Closing or if satisfaction of such a condition is or becomes impossible (other than through the failure of Sellers to comply with their obligations under this Agreement) and Sellers has not waived such condition on or before the Closing;

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(c)	by mutual consent of Buyer and Sellers; or

(d)       either by Buyer or by Sellers if the Closing has not occurred (other than through the failure of any Party seeking to terminate this Agreement to comply fully with its obligations under this Agreement) on or before November 30, 2023, or such later date as the parties may agree upon.

9.2       Effect of Termination. Each party’s right of termination under Section 9.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 9.1, all further obligations of the parties under this Agreement will terminate, except that the obligations in Sections 11.1 and 11.3 will survive; provided, however, that if this Agreement is terminated by a Party because of the breach of the Agreement by the other Party or because one or more of the conditions to the terminating Party’s obligations under this Agreement is not satisfied as a result of the other Party’s failure to comply with its obligations under this Agreement, the terminating Party’s right to pursue all legal remedies will survive such termination unimpaired.

10.	INDEMNIFICATION; REMEDIES.

10.1       Survival; Right to Indemnification Not Affected by Knowledge. All representations, warranties, covenants, and obligations in this Agreement and any other certificate or document delivered pursuant to this Agreement will survive the Closing for a period of twelve (12) months. The right to indemnification, payment of Damages, or other remedy based on such representations, warranties, covenants, and obligations will not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of Damages, or other remedy based on such representations, warranties, covenants, and obligations.

10.2       Indemnification and Payment of Damages by Sellers. Sellers will indemnify and hold harmless Buyer, TIL and their respective Representatives, stockholders, controlling persons, and affiliates (collectively, the “Indemnified Persons”) for, and will pay to the Indemnified Persons the amount of, any loss, liability, claim, damage (including incidental and consequential damages), expense (including costs of investigation and defense and reasonable attorneys’ fees) or diminution of value, whether or not involving a third-party claim (collectively, “Damages”), arising, directly or indirectly, from or in connection with:

(a)       Any material Breach of any representation or warranty made by Sellers in this Agreement or any other certificate or document delivered by Sellers, TIL pursuant to this Agreement;

(b)       any material Breach by Sellers of any covenant or obligation of Sellers in this Agreement;

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(c)       any product sold, shipped or manufactured by, or any services provided by, TIL prior to the Closing;

(d)       any Taxes owed by TIL relating to any period prior to the Closing; and

(e)       any claim by any Person for brokerage or finder’s fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such Person with Sellers, TIL (or any Person acting on their behalf) in connection with any of the Contemplated Transactions.

The remedies provided in this Section 10.2 will not be exclusive of or limit any other remedies that may be available to Buyer or the other Indemnified Persons.

10.3       Indemnification and Payment of Damages by Buyer. Buyer will indemnify and hold harmless Sellers and will pay Sellers the amount of any Damages arising, directly or indirectly, from or in connection with (a) any Breach of any representation or warranty made by Buyer in this Agreement or in any certificate delivered by Buyer pursuant to this Agreement, (b) any Breach by Buyer of any covenant or obligation of Buyer in this Agreement, or (c) any claim by any Person for brokerage or finder’s fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by such Person with Buyer (or any Person acting on its behalf) in connection with any of the Contemplated Transactions.

10.4       Procedure for Indemnification of Third-Party Claims.

(a)       Promptly after receipt by an indemnified party under Section 10.2 or Section 10.3, of notice of the commencement of any Proceeding against it, such indemnified Party will, if a claim is to be made against an indemnifying Party under such Section, give notice to the indemnifying Party of the commencement of such claim, but the failure to notify the indemnifying Party will not relieve the indemnifying Party of any liability that it may have to any indemnified Party, except to the extent that the indemnifying Party demonstrates that the defense of such action is prejudiced by the indemnifying Party’s failure to give such notice.

(b)       If any Proceeding referred to in Section 10.5(a) is brought against an indemnified Party and it gives notice to the indemnifying Party of the commencement of such Proceeding, the indemnifying Party will, unless the claim involves Taxes, be entitled to participate in such Proceeding and, to the extent that it wishes (unless (i) the indemnifying Party is also a party to such Proceeding and the indemnified Party determines in good faith that joint representation would be inappropriate, or (ii) the indemnifying Party fails to provide reasonable assurance to the indemnified Party of its financial capacity to defend such Proceeding and provide indemnification with respect to such Proceeding), to assume the defense of such Proceeding with counsel satisfactory to the indemnified Party and, after notice from the indemnifying Party to the indemnified Party of its election to assume the defense of such Proceeding, the indemnifying Party will not, as long as it diligently conducts such defense, be liable to the indemnified Party under this Section 10 for any fees of other counsel or any other expenses with respect to the defense of such Proceeding, in each case subsequently incurred by the indemnified Party in connection with the defense of such Proceeding, other than reasonable costs of investigation. If the indemnifying Party assumes the defense of a Proceeding, (i) it will be conclusively established for purposes of this Agreement that the claims made in that Proceeding are within the scope of and subject to indemnification; (ii) no compromise or settlement of such claims may be affected by the indemnifying Party without the indemnified Party’s consent unless (A) there is no finding or admission of any violation of Legal Requirements or any violation of the rights of any Person and no effect on any other claims that may be made against the indemnified Party, and (B) the sole relief provided is monetary damages that are paid in full by the indemnifying Party, and (iii) the indemnified Party will have no liability with respect to any compromise or settlement of such claims effected without its consent. If notice is given to an indemnifying Party of the commencement of any Proceeding and the indemnifying Party does not, within ten days after the indemnified Party’s notice is given, give notice to the indemnified Party of its election to assume the defense of such Proceeding, the indemnifying Party will be bound by any determination made in such Proceeding or any compromise or settlement effected by the indemnified Party.

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(c)       Notwithstanding the foregoing, if an indemnified Party determines in good faith that there is a reasonable probability that a Proceeding may adversely affect it or its affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the indemnified Party may, by notice to the indemnifying Party, assume the exclusive right to defend, compromise, or settle such Proceeding, but the indemnifying Party will not be bound by any determination of a Proceeding so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld).

(d)       Sellers hereby consents to the non-exclusive jurisdiction of any court in which a Proceeding is brought against any Indemnified Person for purposes of any claim that an Indemnified Person may have under this Agreement with respect to such Proceeding or the matters alleged therein, and agree that process may be served on Sellers with respect to such a claim anywhere in the world.

10.5       Procedure For Indemnification Other Claims. A claim for indemnification for any matter not involving a third-party claim may be asserted by notice to the Party from whom indemnification is sought.

11.	GENERAL PROVISIONS.

11.1       Expenses. Except as otherwise expressly provided in this Agreement, each Party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the Contemplated Transactions, including all fees and expenses of agents, representatives, counsel, and accountants. In the event of termination of this Agreement, the obligation of each Party to pay its own expenses will be subject to any rights of such Party arising from a breach of this Agreement by the other Party.

11.2       Public Announcements. Any public announcement or similar publicity with respect to this Agreement or the Contemplated Transactions will be issued, if at all, at such time and in such manner as Buyer determines. Unless consented to by Buyer in advance or required by Legal Requirements, prior to the Closing, Sellers shall and shall cause TIL to keep this Agreement strictly confidential and may not make any disclosure of this Agreement to any Person. Sellers and Buyer will consult with each other concerning the means by which TIL’s employees, customers, suppliers, and others having dealings with TIL will be informed of the Contemplated Transactions, and Buyer will have the right to be present for any such communication.

11.3       Confidentiality. Between the date of this Agreement and the Closing, Buyer and Sellers will maintain in confidence and will cause the directors, officers, employees, agents, and advisors of Buyer and TIL to maintain in confidence, any written, oral, or other information obtained in confidence from another party, TIL in connection with this Agreement or the Contemplated Transactions, unless (a) such information is already known to such party or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of such Party, (b) the use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the Contemplated Transactions, or (c) the furnishing or use of such information is required by legal proceedings. If the Contemplated Transactions are not consummated, each Party will return or destroy as much of such written information as the other party may reasonably request. Whether or not the Closing takes place, Seller waives, and will upon Buyer’s request cause TIL to waive, any cause of action, right, or claim arising out of the access of Buyer or its representatives to any trade secrets or other confidential information of TIL except for the intentional competitive misuse by Buyer of such trade secrets or confidential information.

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11.4       Notices. All notices, amendments, waivers, or other communications under this Agreement shall be in writing and shall be deemed to be sufficient if delivered personally, sent electronically, sent by nationally recognized overnight or second-day delivery courier, or mailed by registered or certified mail (return receipt requested), postage prepaid, to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

(a)	If to prior to Closing or to Sellers, to:

Name:	The Ideation Lab
Address:	1349 East Broad Street
Columbus, OH 43205

Attention:	Ian James
Telephone:
Email:

If to following the Closing or to Buyer, to:
Name:	Better for You Wellness, Inc.
Address:	1349 East Broad Street
Columbus, OH 43205
Attention:	Mr. David Deming
Telephone:
Email:

with a copy, which shall not constitute notice, to:
Name:	Anthony L.G., PLLC
Address:	625 N. Flagler Drive, Suite 600
West Palm Beach, FL. 33401
Attention:	Laura Anthony, Esq.
Telephone:	561-514-0936 ext. 101
Facsimile:	561-514-0832
Email:	lanthony@anthonypllc.com

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All such notices and other communications shall be deemed to have been delivered and received (i) in the case of personal delivery or delivery electronically, on the date of that delivery if delivered during business hours on a Business Day or, if not delivered during business hours on a Business Day, the first Business Day thereafter, (ii) in the case of delivery by nationally-recognized overnight or second-day delivery courier, on the Business Day delivered, and (iii) in the case of mailing, on the sixth Business Day following that mailing. A copy of any notice or other communication sent electronically shall also be sent on the same day by registered or certified mail (return receipt requested) or by nationally recognized overnight or second-day delivery courier.

11.5       Further Assurances. The Parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other Party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

11.6       Waiver. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by either Party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one Party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other Party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such Party or of the right of the Party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

11.7       Entire Agreement and Modification. This Agreement supersedes all prior agreements between the Parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the Parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the Party to be charged with the amendment.

11.8       Assignments, Successors, and no Third-Party Rights. No Party may assign any of its rights under this Agreement without the prior consent of the other Parties, except that Buyer may assign any of its rights under this Agreement to any subsidiary of Buyer. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the Parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the Parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the Parties to this Agreement and their successors and assigns.

11.9       Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

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11.10       Section Headings, Construction.

(a)       All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word “including” does not limit the preceding words or terms. The words “herein”, “hereof”, “hereunder”, “hereby”, “hereto”, “hereinafter”, and other words of similar import refer to this Agreement as a whole, including any schedules and exhibits, as the same may from time to time be amended, modified, supplemented or restated, and not to any particular article, section, subsection, paragraph, subparagraph or clause contained in this Agreement. All references to articles, sections, subsections, clauses, paragraphs, schedules, and exhibits mean such provisions of this Agreement and the schedules and exhibits attached to this Agreement, except where otherwise stated. The title of and the article, section, and paragraph headings in this Agreement are for convenience of reference only and shall not govern or affect the interpretation of any of the terms or provisions of this Agreement.

(b)       Where specific language is used to clarify by example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates. The language used in this Agreement has been chosen by the Parties to express their mutual intent, each Party has been represented by legal counsel with respect to, and has had substantial input in, the drafting of this Agreement, and no rule of strict construction shall be applied against any Party. Unless expressly provided otherwise, the measure of a period of one month or year for purposes of this Agreement shall be that date of the following month or year corresponding to the starting date, provided that if no corresponding date exists, the measure shall be that date of the following month or year corresponding to the next day following the starting date. For example, one month following February 18 is March 18, and one month following March 31 is May 1.

(c)	References to “dollars” or “$” mean United States Dollars.

11.11       Time of Essence. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

11.12       Governing Law; Waiver of Jury Trial; Jurisdiction.

(a)       All questions concerning the construction, interpretation, and validity of this Agreement shall be governed by and construed, and enforced in accordance with the domestic laws of the State of Ohio, without giving effect to any choice or conflict of law provision or rule (whether in the State of Ohio or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Ohio

(b)       BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM, EACH PARTY HERETO IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BASED UPON OR ARISING OUT OF THIS AGREEMENT OR THE RELATED DOCUMENTS OR ANY DEALINGS BETWEEN THE PARTIES HERETO RELATING TO THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT OR THE RELATED DOCUMENTS, INCLUDING, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS RESPECTIVE LEGAL COUNSEL, AND KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH SUCH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

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(c)       EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS FOR HIMSELF OR ITSELF AND HIS OR ITS PROPERTY, TO THE JURISDICTION OF ANY NEW YORK STATE COURT OR FEDERAL COURT OF THE UNITED STATES OF AMERICA SITTING IN NEW YORK COUNTY IN THE STATE OF NEW YORK, AND, EFFECTIVE AS OF THE CLOSING, TO THE JURISDICTION OF ANY OTHER COURT IN ANY OTHER JURISDICTION IN WHICH AN ACTION IS BROUGHT AGAINST A PARTY TO THIS AGREEMENT BY A THIRD PARTY ASSERTING A CLAIM AGAINST WHICH THE DEFENDANT IS ENTITLED UNDER THIS AGREEMENT TO BE INDEMNIFIED, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE RELATED DOCUMENTS OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT. EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH NEW YORK STATE OR FEDERAL COURT. EACH PARTY AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

(d)       EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT SUCH PARTY MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION THAT SUCH PARTY MAY HAVE OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE RELATED DOCUMENTS IN ANY DELAWARE STATE OR FEDERAL COURT SITTING IN NEW CASTLE COUNTY IN THE STATE OF DELAWARE OR SUCH OTHER COURT AS IS PROVIDED FOR IN THE PRECEDING PARAGRAPH. EACH PARTY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

11.13       Counterparts; Facsimile and Electronic Signatures. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Facsimile and electronic counterpart signatures to this Agreement shall be acceptable and binding.

11.14       Representation by Counsel. Each of the Parties hereto has been represented or has had the opportunity to be represented by legal counsel of their own choice.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

BUYER:
BETTER FOR YOU WELLNESS, INC.

By:	/s/ David Deming
Name: David Deming
Title: Director, Audit Committee Chair

SELLERS:

THE IDEATION LAB, LLC:

By:	/s/ Ian James
Name: Ian James
Title: President

[Signature Page to Membership Interest

Purchase Agreement]

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EXHIBIT A

SELLER DEBT OBLIGATIONS

Seller to provide a listing of liabilities, including notes, accounts payable, etc.

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EXECUTION COPY

EXHIBIT B

CONSIDERATION ELECTION FORM

Per the Agreement, I/we, being a TIL Seller, hereby elect to receive the following share type as good and valuable consideration for my/our TIL membership units registered in my/our name as of the Closing:

OPTION CONSIDERATION	ELECTION	VOTE
1.	Series A Preferred Shares with 1,000 votes per share	(___)
2.	Common Shares with 1 vote per share	(___)

Signed by, or on behalf of, the below-named Shareholder:

Signature	Address of Record

Shareholder Name (Please Print)	City, State, Zip Code of Record

Title/Capacity	Date: (DD/MM/YYYY)

SSN/EIN

If you wish to make an election, please complete, and overnight this Consideration Election Form USPS Certified to:

Better For You Wellness, Inc
1349 East Broad Street
Columbus, OH 43205
ATTN: TIL BFYW ELECTION

For an Election to be treated as valid by Securities Transfer Corporation, they must receive the
Consideration Election Form no later than 5:00 p.m. (Eastern Standard Time), October 1, 2023.

INSTRUCTIONS FOR COMPLETING THE CONSIDERATION ELECTION FORM:

1. Please mark your Election above with an X beside ONLY ONE OF Options 1 or 2.

2. This form must be executed by individual shareholders of TIL or by their attorney duly authorized in writing. If TIL Seller is a corporate or other entity, the form must be executed by the officers or attorney thereof or the person duly authorized, in which case each signatory should state the capacity in which he/she signs.

3. If this form is not dated in the space provided, it will be deemed invalid, and the TIL Seller shall be deemed to have elected to receive their pro-data portion of the Consideration Shares in the form of BFYW Preferred Shares.

4. Any invalid or improper election or if the Consideration Election Form is not received by 5:00 p.m. (Eastern Standard Time), October 1, 2023, the TIL Seller shall be deemed to have elected to receive their pro-data portion of the Consideration Shares in the form of BFYW Preferred Shares.

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